UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-123028	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31401
102 Fahm Street, Savannah, Georgia		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2006, Tom Stoltz resigned as Chief Financial Officer and Senior Vice President of Finance of Citi Trends, Inc. (the “Company”), effective November 30, 2006, to accept a position with another company.   The Company has initiated a search for his replacement.  Mr. Stoltz will assist in the transition of his duties.

In the interim, Christopher Bergen, Director of Financial Reporting, will serve in the role of Principal Financial and Accounting Officer. Mr. Bergen was named to this position on November 9, 2006 and will report directly to Ed Anderson, Chairman and Chief Executive Officer.

Christopher Bergen is 34 and has served as the Director of Financial Reporting for the Company since March 2004. From September 2002 to March 2004, Mr. Bergen served as Assistant Controller for the Company. From August 1999 to August 2002, Mr. Bergen served as the Financial Statement Coordinator for Swifty Serve Corporation, which was a convenience store chain located in Durham, North Carolina. Mr. Bergen is a certified public accountant licensed in North Carolina.

On November 9, 2006, the Company issued a press release announcing these events. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: November 9, 2006
	By:	/s/ R. Edward Anderson
Name: R. Edward Anderson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 9, 2006.